MONTHLY STATEMENT
_____________________________________________

FIRST DEPOSIT MASTER TRUST
SERIES 1994-1
_____________________________________________

Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993
(as amended and supplemented, the "Agreement"), as supplemented by the Series 1994-1 Supplement dated as of May 1, 1994 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1994-1 Certificates with respect to the Distribution Date occurring on May 15, 1996, and with respect to the performance of the Trust during the month of April is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

     A) Information Regarding the Current Monthly Distribution for the Series 1994-1 Certificates (stated on the basis of
           $1,000 original certificate principal amount)

          (1)     The total amount distributed to Series
                  1994-1 Certificateholders per $1,000 original
                  certificate principal amount                    $5.750000

          (2)     The amount set forth in A (1) above distributed to
                  Series 1994-1 Certificateholders with respect to
                  interest per $1,000 original certificate principal
                  amount                                          $5.750000

          (3)     The amount set forth in A (1) above distributed to
                  Series 1994-1 Certificateholders with respect to
                  principal per $1,000 original certificate principal
                  amount                                           $0.000000

     B)     Information Regarding the Performance of the Trust

          (1)     Allocation of Receivables Collections to the
                 Series 1994-1 Certificates

               (a)     The aggregate amount of Finance Charge
                       Receivables collected during the Monthly
                       Period immediately preceding the
                       Distribution Date                $65,360,985.23


               (b)     The aggregate amount of Principal
                       Receivables collected during the Monthly
                       Period immediately preceding the
                       Distribution Date                $242,948,579.36

               (c)     The Floating Allocation Percentage with
                       respect to the Series 1994-1 Certificates
                       for the Monthly Period immediately
                       preceding the Distribution Date       12.428214%

               (d)     The Principal Allocation Percentage
                       with respect to the Series 1994-1
                       Certificates for the Monthly Period
                       immediately preceding the
                       Distribution Date                12.428214%

               (e) The Finance Charge Receivables, plus any Investment Proceeds and Reserve Account withdrawals included as Available Finance Charge Collections, collected and allocated to the Series 1994-1
                       Certificates for the Monthly Period
                       immediately preceding the Distribution
                       Date                           $8,123,202.84

               (f)     The Principal Receivables collected and
                       allocated to the Series 1994-1
                       Certificates for the Monthly Period
                       immediately preceding the Distribution
                       Date                          $30,194,168.34

     (2) Available Finance Charge Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

          (a)     The Finance Charge Receivables collected and allocated
                  to the Series 1994-1 Certificates             $8,123,202.84

          (b)     Collection Account and Special Funding Account
                  vestment earnings allocated to the Series 1994-1
                  Certificates                                      $33,375.43

          (c)     Additional Finance Charges from other Series allocated
                  to the Series 1994-1 Certificates              $7,605,307.63

          (d)     Principal Funding Account Investment Proceeds          $0.00

          (e)     Reserve Account withdrawals                            $0.00

          (f)     Available Finance Charge Collections for Series 1994-1
                  (total of (a), (b), (c), (d) and (e) above)   $15,761,885.90


     (3) Available Principal Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

          (a)     The Principal Receivables collected and allocated to
                  the Series 1994-1 Certificates     $30,194,168.34

          (b)     Shared Principal Collections from other Series
                  allocated to the Series 1994-1 Certificates     $0.00

          (c)     Additional amounts to be treated as Available
                  Principal Collections pursuant to the Series
                  Supplement     $2,817,666.18

          (d)     Available Principal Collections for Series 1994-1
                  (total of (a), (b) and (c) above)     $33,011,834.52

     (4)     Delinquent Balances in the Trust

          The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)     31-60 days               $62,141,374
          (b)     61-90 days                36,335,617
          (c)     91 or more days           60,934,948
          (d)     Total Delinquencies     $159,411,939

     (5)     Defaulted Amount

          (a)     The aggregate amount of Defaulted Receivables with
                  respect to the Trust for the Monthly Period
                  immediately preceding the Distribution Date   $25,334,762.26

          (b)     The aggregate amount of Recoveries of Defaulted
                  Receivables processed during the Monthly Period
                  immediately preceding the Distribution Date    $2,663,232.16

          (c)     The Defaulted Amount for the Monthly Period
                  immediately preceding the Distribution Date [Defaulted
                  Receivables minus Recoveries]                 $22,671,530.10

          (d)     The Defaulted Amount for the Monthly Period
                  immediately preceding the Distribution Date
                  allocable to the Series 1994-1 Certificates (the
                  "Investor Default Amount")                     $2,817,666.18


     (6)     Investor Charge-Offs

          (a)     The amount withdrawn, if any, under the Series
                  Enhancement                                            $0.00

          (b)     The excess of the Investor Default Amount over the sum
                  of (i) the Available Finance Charge Collections
                  applied to such Investor Default Amount and (ii) the
                  amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default Amount
                  (an "Investor Charge-Off")                             $0.00

          (c)     The amount of the Investor Charge-Off set forth in
                  item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Series 1994-1
                  Certificateholder's investment)                $0.000000

          (d) The total amount reimbursed to the Trust for such Distribution Date in respect of Investor Charge-Offs
                  for prior Distribution  Dates                      $0.00

          (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1994-1 Certificateholder's investment) $0.000000

          (f) The amount, if any, by which the outstanding principal balance of the Series 1994-1 Certificates exceeds the Series 1994-1 Invested Amount as of the Distribution
                  Date, after giving effect to all deposits, withdrawals
                  and distributions on such Distribution      Date     $0.00

     (7)     Investor Monthly Servicing Fee

          The amount of the Series 1994-1 Monthly Servicing Fee
          payable to the Servicer on the Distribution Date     $692,708.33



     (8)     Available Series Enhancement Amount

          (a) The Available Cash Collateral Amount for the Series 1994-1 Certificateholders as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
                  Transfer Date                             $95,000,000.00

          (b)     The percentage of the Available Cash Collateral Amount
                  to the Invested Amount of the Series 1994-1
                  Certificates as of the close of business on the
                  Distribution Date, after giving effect to all
                  deposits, withdrawals and distributions on such
                  Distribution Date and the related Transfer Date     20.00%

          (c)     The amount of the Enhancement Invested Amount, if any,
                  as of the close of business on the Distribution Date,
                  after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
                  related Transfer Date                                 $0.00

     (9)     Principal Funding Account Amount

          (a)     The amount on deposit in the Principal Funding Account
                  as of the close of business on the Distribution Date,
                  after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
                  related Transfer Date                                 $0.00

          (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (10)     Deficit Controlled Accumulation Amount

            The Deficit Controlled Accumulation Amount for the
            Distribution Date, after giving effect to all
            deposits, withdrawals and distributions on such
            Distribution Date and the related Transfer Date     $0.00



     (11)     Reserve Account

          (a)     The amount on deposit in the Reserve Account as
                  of the close of business on the Distribution
                  Date, after giving effect to all deposits,
                  withdrawals and distributions on such
                  Distribution Date and the related Transfer Date     $0.00

          (b)     The Required Reserve Account Amount (which may
                  vary in accordance with the terms of the Series
                  Supplement) is currently calculated to be     $0.00

          (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in December, 1996. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     C)     Invested Amount

          (1)     The Invested Amount of the Series 1994-1
                  Certificates on the date of issuance (the
                  "Initial Invested Amount")       $475,000,000.00

          (2)     The Invested Amount of the Series 1994-1
                  Certificates on the Distribution Date, after
                  giving effect to all deposits, withdrawals and
                  distributions on such Distribution
                  Date                             $475,000,000.00

          (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1994-1 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1994-1 Certificates on such date, to the Initial Invested Amount of the Series 1994-1 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate by the Pool
                  Factor                                   1.000000


     D)     Receivables Balances

          (1)     The aggregate amount of Principal Receivables in
                  the Trust at the close of business on the last
                  day of the immediately preceding
                  Monthly Period                        $3,777,513,784

          (2)     The aggregate amount of Finance Charge
                  Receivables in the Trust at the close of
                  business on the last day of the immediately
                  preceding Monthly Period                 $67,068,991

     E)     Annualized Percentages

          (1)     The Gross Yield (Available Finance Charge
                  Collections for the Series 1994-1 Certificates
                  for the preceding Monthly Period divided by the
                  Invested Amount of the Series 1994-1
                  Certificates as of the last day of the next
                  preceding Monthly Period, multiplied by 12)     20.61%

          (2)     The Net Loss Rate (the Investor Default Amount
                  for the 1994-1 Certificates for the preceding
                  Monthly Period divided by the Invested Amount of
                  the Series 1994-1 Certificates as of the last
                  day of the next preceding Monthly Period,
                  multiplied by 12)                                 7.12%

          (3)     The Portfolio Yield (the Gross Yield minus the
                  Net Loss Rate for the Series 1994-1 Certificates
                  for the preceding Monthly Period)                13.49%

          (4)     The Base Rate (Monthly Interest plus Monthly
                  Servicing Fee for the preceding Monthly Period
                  divided by the Invested Amount of the Series
                  1994-1 Certificates as of the last day of the
                  next preceding Monthly Period, multiplied  by 12)  8.65%

          (5)     The Net Spread (the Portfolio Yield minus the
                  Base Rate for the Series 1994-1 Certificates for
                  the preceding Monthly Period)                     4.84%

          (6)     The Monthly Payment Rate (Collections of
                  Principal Receivables and Finance Charge
                  Receivables with respect to all Receivables in
                  the Trust for the preceding Monthly Period
                  divided by the amount of Receivables in the
                  Trust as of the last day of the next preceding
                  Monthly Period)                                   7.93%


     F)     Series 1994-1 Information for the Last Three Distribution Dates

          1)     Gross Yield

               a) 5/15/96          20.61%
               b) 4/15/96          20.79%
               c) 3/15/96          20.47%

          2)     Net Loss Rate

               a) 5/15/96            7.12%
               b) 4/15/96            5.10%
               c) 3/15/96            5.83%

          3)     Net Spread (Portfolio Yield Minus Base Rate)

               a) 5/15/96            4.84%
               b) 4/15/96            7.04%
               c) 3/15/96            5.99%

          Three Month Average        5.96%

          4)     Monthly Payment Rate

               a) 5/15/96            7.93%
               b) 4/15/96            7.59%
               c) 3/15/96            7.34%


                              FIRST DEPOSIT NATIONAL BANK,
                              Servicer


                              By: /s/ David J. Petrini
                              Name:   David J. Petrini
                              Title:  Vice President
                                      and Senior Financial Officer


94-1MS.DOC